Exhibit 99.1

Pzena Investment Management, Inc. Reports Results for the Third Quarter of 2010

  Revenues were $18.5 million for the third quarter of 2010, operating income was $9.3 million
  Diluted earnings per share was $0.09 on a GAAP basis and $0.08 on a non-GAAP basis

NEW YORK--(BUSINESS WIRE)--October 26, 2010--Pzena Investment Management, Inc. (NYSE: PZN) reported the following GAAP and non-GAAP basic and diluted net income and earnings per share for the three and nine months ended September 30, 2010 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis
	For the Three Months Ended September 30,		For the Three Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)

Basic Net Income	$1,219	$1,432	$758	$721
Basic Earnings Per Share	$0.13	$0.17	$0.08	$0.08

Diluted Net Income	$5,632	$6,051	$5,171	$5,340
Diluted Earnings Per Share	$0.09	$0.09	$0.08	$0.08

	GAAP Basis		Non-GAAP Basis
	For the Nine Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)

Basic Net Income	$2,676	$2,736	$2,236	$1,539
Basic Earnings Per Share	$0.29	$0.34	$0.25	$0.19

Diluted Net Income	$16,096	$12,889	$15,656	$11,693
Diluted Earnings Per Share	$0.25	$0.20	$0.24	$0.18

Diluted net income generally assumes that all dilutive operating company membership units are converted into Company stock at the beginning of the reporting period and the resulting change to Company income associated with its increased interest in the operating company is taxed at the Company’s effective rate.

Non-GAAP net income for the three and nine months ended September 30, 2010 and 2009 excludes the net effect of the tax valuation allowance adjustments to the Company’s deferred tax asset, and its liability to its selling and converting shareholders that had a proportionately greater effect on basic net income. The aggregate effect of such adjustments increased GAAP net income by $0.5 million and $0.7 million for the third quarter of 2010 and 2009, respectively. The aggregate effect of such adjustments increased GAAP net income by $0.4 million and $1.2 million for the nine months ended September 30, 2010 and 2009, respectively. All such adjustments have been recorded as if they had occurred at the beginning of each period presented. The non-GAAP earnings per share figures have been presented assuming that all stock and stock equivalents have been outstanding as of the beginning of each period presented. Management believes that these adjustments, and the non-GAAP measures derived from them, provide information to better analyze the Company’s operations between periods and over time. Investors should consider non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial tables attached.

Assets Under Management (unaudited)
($ billions)
	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009

Institutional Accounts
Beginning of Period Assets	$10.0	$11.7	$7.5
Inflows	0.6	0.3	0.9
Outflows	(0.5)	(0.5)	(0.3)
Net Flows	0.1	(0.2)	0.6
Market Appreciation/(Depreciation)	1.2	(1.5)	2.1
End of Period Assets	$11.3	$10.0	$10.2

Retail Accounts
Beginning of Period Assets	$3.1	$3.7	$3.1
Inflows	0.3	0.4	0.3
Outflows	(0.7)	(0.5)	(0.4)
Net Flows	(0.4)	(0.1)	(0.1)
Market Appreciation/(Depreciation)	0.3	(0.5)	0.7
End of Period Assets	$3.0	$3.1	$3.7

Total
Beginning of Period Assets	$13.1	$15.4	$10.6
Inflows	0.9	0.7	1.2
Outflows	(1.2)	(1.0)	(0.7)
Net Flows	(0.3)	(0.3)	0.5
Market Appreciation/(Depreciation)	1.5	(2.0)	2.8
End of Period Assets	$14.3	$13.1	$13.9

Financial Discussion

Revenue (unaudited)
($ thousands)
	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009

Institutional Accounts	$15,491	$16,133	$13,839
Retail Accounts	2,991	3,255	2,974
Total	$18,482	$19,388	$16,813

		Nine Months Ended
		September 30,	September 30,
		2010	2009

Institutional Accounts		$47,756	$36,466
Retail Accounts		9,264	8,251
Total		$57,020	$44,717

Revenues were $18.5 million for the third quarter of 2010, an increase of 10.1%, from $16.8 million, for the third quarter of 2009, and a decrease of 4.6%, from $19.4 million, for the second quarter of 2010. For the nine months ended September 30, 2010, revenues were $57.0 million, an increase of 27.5%, from $44.7 million, for the nine months ended September 30, 2009.

Average assets under management for the third quarter of 2010 was $13.6 billion, an increase of 11.5%, from $12.2 billion, for the third quarter of 2009, and a decrease of 6.2%, from $14.5 billion, for the second quarter of 2010. Average assets under management for the nine months ended September 30, 2010 was $14.2 billion, an increase of 32.7%, from $10.7 billion, for the nine months ended September 30, 2009.

The weighted average fee rate was 0.544% for the third quarter of 2010, decreasing from 0.550% for the third quarter of 2009 and increasing from 0.533% for the second quarter of 2010. The decrease from the third quarter of 2009 was due in part to large institutional inflows in our newly launched Europe, Australasia, and Far East ("EAFE") Diversified Value and Global Diversified Value strategies in the fourth quarter of 2009. We typically offer reduced fee rates to initial clients in our new product offerings. The year-over-year weighted average fee rate also decreased in part due to an increase in the average size of the Company’s institutional accounts. The Company’s tiered fee schedules typically charge lower rates as account size increases. The sequential increase was mainly due to the timing of asset flows in our retail accounts and the expiration of the temporary, voluntary partial fee waiver on the John Hancock Classic Value Fund, which ended in May 2010.

The weighted average fee rate for institutional accounts was 0.589% for the third quarter of 2010, decreasing from 0.630% for the third quarter of 2009 and remaining approximately equal to the weighted average fee rate for the second quarter of 2010. The year-over-year decline was primarily due to institutional inflows in our EAFE Diversified Value and Global Diversified Value strategies, and a higher average institutional account size, as discussed above. Institutional accounts comprised 77.2% of total assets under management as of September 30, 2010, increasing from 73.4% as of September 30, 2009, and from 76.3% as of June 30, 2010.

The weighted average fee rate for retail accounts increased to 0.389% for the third quarter of 2010, from 0.346% for the third quarter of 2009, and from 0.371% for the second quarter of 2010. The year-over-year and sequential increases were due to the timing of asset flows in our retail accounts and the expiration of the temporary, voluntary partial fee waiver on the John Hancock Classic Value Fund, which ended in May 2010, as discussed above.

Total operating expenses were $9.2 million in the third quarter of 2010, compared to $8.1 million in the third quarter of 2009, and $9.4 million in the second quarter of 2010. Operating expenses for the nine months ended September 30, 2010 were $28.0 million, an increase of $3.4 million, or 13.8%, from $24.6 million for the nine months ended September 30, 2009. The year-over-year increase in operating expenses was primarily due to increases in employee headcount and discretionary bonus accruals.

As of September 30, 2010, employee headcount was 71, up from 65 at September 30, 2009 and from 70 at June 30, 2010.

The operating margin was 50.3% for the third quarter of 2010, compared to 51.6% for the third quarter of 2009, and 51.4% for the second quarter of 2010. For the nine months ended September 30, 2010, the operating margin was 51.1%, compared to 45.0% for the nine months ended September 30, 2009.

Other income/(expense) was an expense of $1.1 million for the third quarter of 2010, income of $1.6 million for the third quarter of 2009, and income of $0.4 million for the second quarter of 2010. Net realized and unrealized gain/(loss) from investments represents both the Company’s and external investors’ allocation of the gain/(loss) from the Company’s consolidated investments. At September 30, 2010, the Company had total assets of $0.8 million in such investments, compared to total assets of $18.4 million at September 30, 2009 and $4.1 million at June 30, 2010. The external investors’ allocation of net realized and unrealized gain/(loss) is also included as a component of net income from non-controlling interests. Third quarter 2010 other income/(expense) included expenses of $1.7 million associated with an increase in the Company’s liability to its selling and converting shareholders resulting from changes in the realizability of its related deferred tax asset. Such adjustments generated an expense of $2.4 million and income of $1.1 million in the third quarter of 2009 and second quarter of 2010, respectively. Details of other income/(expense), as well as a reconciliation of the GAAP and non-GAAP measures, are shown below:

Other Income/(Expense) (unaudited)
($ thousands)
	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009

Interest and Dividend Income	$85	$112	$116
Interest Expense	-	(77)	(376)
Net Realized and Unrealized Gain/(Loss) from Investments	544	(871)	4,152
Other Income/(Expense)	(1,722)	1,208	(2,341)
GAAP Other Income/(Expense)	(1,093)	372	1,551
Change in Liability to Selling and Converting Shareholders¹	1,725	(1,118)	2,382
Outside Interests of Investment Partnerships²	(311)	162	(2,754)
Non-GAAP Other Income/(Expense), Net of Outside Interests	$321	$(584)	$1,179

		Nine Months Ended
		September 30,	September 30,
		2010	2009

Interest and Dividend Income		$270	$363
Interest Expense		(232)	(1,231)
Net Realized and Unrealized Gain/(Loss) from Investments		137	6,061
Other Income/(Expense)		(1,561)	(3,437)
GAAP Other Income/(Expense)		(1,386)	1,756
Change in Liability to Selling and Converting Shareholders¹		1,633	3,586
Outside Interests of Investment Partnerships²		(149)	(3,764)
Non-GAAP Other Income/(Expense), Net of Outside Interests		$98	$1,578

(1) Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

(2) Represents the non-controlling interest allocation of the loss/(income) of the Company’s consolidated investment partnerships to its external investors.

The net realized and unrealized gain/(loss) from investments represents both the Company’s and its external investors’ gains and losses on their investments.

The Company recognized a $1.1 million income tax benefit for the third quarter of 2010, a $2.0 million income tax benefit for the third quarter of 2009, and a $2.5 million income tax provision for the second quarter of 2010. Third quarter 2010 income taxes included a $2.2 million benefit associated with adjustments to the valuation allowance recorded against the Company’s deferred tax asset related to its tax receivable agreement. Such adjustments generated an income tax benefit of $3.1 million for the third quarter of 2009 and a $1.4 million provision for the second quarter of 2010. Details of the income tax provision/(benefit), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax Provision/(Benefit) (unaudited)
($ thousands)
	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009

Unincorporated Business Tax Provision	$546	$622	$516
Corporate Income Tax Provision	565	546	537
Non-GAAP Income Tax Provision	1,111	1,168	1,053
Change in Valuation Allowance¹	(2,186)	1,379	(3,093)
GAAP Income Tax Provision/(Benefit)	$(1,075)	$2,547	$(2,040)

		Nine Months Ended
		September 30,	September 30,
		2010	2009

Unincorporated Business Tax Provision		$1,783	$1,259
Corporate Income Tax Provision		1,663	1,145
Non-GAAP Income Tax Provision		3,446	2,404
Change in Valuation Allowance¹		(2,073)	(4,783)
GAAP Income Tax Provision/(Benefit)		$1,373	$(2,379)

(1) Reflects the change in the valuation allowance assessed against the deferred tax asset established as part of the Company’s initial public offering and subsequent unit conversions. This valuation allowance was initially recorded by the Company on September 30, 2008.

Non-controlling interests in the operations of the Company’s operating company and consolidated subsidiaries are comprised of the following:

Non-Controlling Interests (unaudited)
($ thousands)
	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009

Operating Company Allocation¹	$7,722	$7,470	$8,082
Outside Interests of Investment Partnerships²	311	(162)	2,754
GAAP Net Income Attributable to Non-Controlling Interests	$8,033	$7,308	$10,836

		Nine Months Ended
		September 30,	September 30,
		2010	2009

Operating Company Allocation¹		$23,483	$17,767
Outside Interests of Investment Partnerships²		149	3,764
GAAP Net Income Attributable to Non-Controlling Interests		$23,632	$21,531

(1) Represents the non-controlling interest allocation of the income of Pzena Investment Management, LLC that is retained by its members.

(2) Represents the non-controlling interest allocation of the income/(loss) of the Company’s consolidated investment partnerships to its external investors.

On October 26, 2010, the Board of Directors declared a quarterly dividend of $0.03 per share of its Class A common stock. The following dates apply to the dividend:

Record date:	November 18, 2010
Payment date:	December 2, 2010

Third Quarter 2010 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss its third quarter 2010 financial results and outlook at 10:00 am. ET, Wednesday, October 27, 2010. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company’s website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial 877-820-5027; international callers should dial 706-679-9396. The conference ID number is 18280000.

Replay: The conference call will be available for replay through November 5, 2010, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm’s operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 12, 2010 and in the Company’s Quarterly Reports on Form 10-Q as filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results, performance, or achievements. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	As of
	September 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
Cash and Cash Equivalents	$26,801	$15,908
Restricted Cash	1,420	1,407
Advisory Fees Receivable	14,248	13,378
Investments in Equity Securities, at Fair Value	759	7,951
Investments in Mutual Funds	2,299	-
Prepaid Expenses and Other Assets	783	805
Deferred Tax Asset, Net of Valuation Allowance of $61.4 million and $60.3 million, respectively
	7,554	6,754
Property and Equipment, Net of Accumulated Depreciation of $2,686 and $2,385, respectively
	2,005	2,315

TOTAL ASSETS	$55,869	$48,518

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$11,455	$3,644
Senior Subordinated Notes	-	10,000
Liability to Selling and Converting Shareholders	7,608	5,642
Other Liabilities	1,261	1,874
TOTAL LIABILITIES	20,324	21,160

Equity:
Total Pzena Investment Management, Inc.'s Equity	10,976	8,270
Non-Controlling Interests	24,569	19,088
TOTAL EQUITY	35,545	27,358
TOTAL LIABILITIES AND EQUITY	$55,869	$48,518

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

REVENUE	$ 18,482	$ 16,813	$ 57,020	$ 44,717

EXPENSES
Compensation and Benefits Expense	7,375	6,232	22,026	18,255
General and Administrative Expenses	1,837	1,904	5,927	6,330
TOTAL OPERATING EXPENSES	9,212	8,136	27,953	24,585
Operating Income	9,270	8,677	29,067	20,132

Total Other Income/(Expense)	(1,093)	1,551	(1,386)	1,756

Income Before Taxes	8,177	10,228	27,681	21,888

Income Tax Provision/(Benefit)	(1,075)	(2,040)	1,373	(2,379)
Consolidated Net Income	9,252	12,268	26,308	24,267

Less: Net Income Attributable to Non-Controlling Interests	8,033	10,836	23,632	21,531

Net Income Attributable to Pzena Investment Management, Inc.
	$ 1,219	$ 1,432	$ 2,676	$ 2,736

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$ 1,219	$ 1,432	$ 2,676	$ 2,736
Basic Earnings per Share	$ 0.13	$ 0.17	$ 0.29	$ 0.34
Basic Weighted Average Shares Outstanding	9,367,659	8,633,041	9,125,477	8,077,545

Net Income for Diluted Earnings per Share	$ 5,632	$ 6,051	$ 16,096	$ 12,889
Diluted Earnings per Share	$ 0.09	$ 0.09	$ 0.25	$ 0.20
Diluted Weighted Average Shares Outstanding	64,993,746	64,994,278	65,006,198	64,756,331

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Non-GAAP Basis		Non-GAAP Basis
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

REVENUE	$18,482	$16,813	$57,020	$44,717

EXPENSES
Compensation and Benefits Expense	7,375	6,232	22,026	18,255
General and Administrative Expenses	1,837	1,904	5,927	6,330
TOTAL OPERATING EXPENSES	9,212	8,136	27,953	24,585
Operating Income	9,270	8,677	29,067	20,132

Total Other Income, Net of Outside Interests	321	1,179	98	1,578

Income Before Taxes and Operating Company Allocation	9,591	9,856	29,165	21,710

Unincorporated Business Tax Provision	546	516	1,783	1,259
Allocable Income	9,045	9,340	27,382	20,451

Operating Company Allocation	7,722	8,082	23,483	17,767
Income Before Corporate Income Taxes	1,323	1,258	3,899	2,684

Corporate Income Tax Provision	565	537	1,663	1,145
Non-GAAP Net Income	$758	$721	$2,236	$1,539

Tax Receivable Agreement Income, Net of Taxes	461	711	440	1,197
GAAP Net Income	$1,219	$1,432	$2,676	$2,736

Earnings Per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$758	$721	$2,236	$1,539
Basic Earnings per Share	$0.08	$0.08	$0.25	$0.19
Basic Weighted Average Shares Outstanding	9,367,659	8,633,041	9,125,477	8,077,545

Net Income for Diluted Earnings per Share	$5,171	$5,340	$15,656	$11,693
Diluted Earnings per Share	$0.08	$0.08	$0.24	$0.18
Diluted Weighted Average Shares Outstanding	64,993,746	64,994,278	65,006,198	64,756,331

CONTACT:
Pzena Investment Management, Inc.
Lawrence Kohn, 212-355-1600
kohn@pzena.com